Exhibit 99.1

PLBY Group Reports First Quarter 2021
Financial Results

First Quarter 2021 Revenue Up 34% Year-Over-Year to $42.7 Million

LOS ANGELES, May 12, 2021 (GLOBE NEWSWIRE) – PLBY Group, Inc. (NASDAQ: PLBY) (“PLBY Group” or the “Company”), a leading pleasure and leisure lifestyle company and owner of Playboy, one of the most recognizable and iconic brands in the world, today provided financial results for the first quarter ended March 31, 2021.

Ben Kohn, Chief Executive Officer of PLBY Group, stated, “Our strong first quarter financial performance reflects the exciting growth potential of our direct-to-consumer business, which experienced triple digit revenue growth year-over-year as we successfully increased merchandising, cross-selling, and influencer marketing programs. I’m especially pleased with our results considering we continue to experience short-term, industry-wide supply chain disruptions leading to out-of-stocks on select items.”

Mr. Kohn continued, “We’re also thrilled by the recent performance of our first NFT art drop, a symbol of the infinite product experiences we can build off the back of our iconic flagship brand and rich archive. We are in the early innings of unlocking the tremendous potential of our intellectual property and global fan base and remain focused on investing today in opportunities to drive superior long-term growth and deliver substantial long-term value for our shareholders.”

First Quarter 2021 Financial Highlights
•Revenue grew 34% year-over-year to $42.7 million, driven by 114% growth in direct-to-consumer revenue in the comparable period.
•Net loss was $5.0 million, largely due to a $13.8 million year-over-year increase in selling and administrative expenses as the Company incurred $6.3 million of non-recurring items related to the closing of its recent business combination, including a $2.7 million increase in stock-based compensation expense. Additionally, the Company had increased costs related to M&A transaction expenses, ongoing costs attributable to acquired businesses, and expenses associated with being a newly public company.
•Adjusted EBITDA was $6.7 million and was burdened by an additional $1.5 million of one-time expenses related to M&A transaction expenses, severance, and COVID testing at the Company's fulfillment center, none of which were added back to arrive at adjusted EBITDA.

Webcast Details
The Company will host a webcast at 5:00 p.m. Eastern Time on May 12, 2021 to discuss first quarter 2021 results. Participants may access the live webcast on the PLBY Group, Inc. Investor Relations website at https://www.plbygroup.com/investors.

About PLBY Group, Inc.
PLBY Group connects consumers around the world with products, services, and experiences to help them look good, feel good, and have fun. PLBY Group serves consumers in four major categories: Sexual Wellness, Style & Apparel, Gaming & Lifestyle, and Beauty & Grooming. PLBY Group’s flagship consumer brand, Playboy, is one of the most recognizable, iconic brands in the world, driving billions of dollars in consumer spending annually across 180 countries. Learn more at http://www.plbygroup.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to future performance, growth plans and anticipated financial impacts of the business combination and the Lovers acquisition.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of COVID-19 pandemic on the Company’s business; (2) the inability to maintain the listing of the Company’s shares of common stock on Nasdaq; (3) the risk that the business combination, recent acquisitions or any proposed transactions disrupt the Company’s current plans and operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefit from them; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s business and the timing of expected business milestones; and (10) other risks and uncertainties indicated from time to time in the Company's annual report on Form 10-K, including those under “Risk Factors” therein, and in the Company’s other filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date which they were made. The Company does not undertake any obligation to update or revise any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contact:
Investors: investors@plbygroup.com
Media: press@plbygroup.com

PLBY Group, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Net revenues	$42,680	$31,774
Costs and expenses
Cost of sales	(20,398)	(16,279)
Selling and administrative expenses	(26,571)	(12,723)
Related party expenses	(250)	(250)
Total costs and expenses	(47,219)	(29,252)
Operating (loss) income	(4,539)	2,522
Nonoperating income (expense):
Interest expense	(3,297)	(3,342)
Other income (expense), net	745	(13)
Total nonoperating expense	(2,552)	(3,355)
Loss before income taxes	(7,091)	(833)
Benefit (expense) from income taxes	2,094	(1,576)
Net loss	(4,997)	(2,409)
Net loss attributable to redeemable noncontrolling interest	—	—
Net loss attributable to PLBY Group, Inc.	$(4,997)	$(2,409)

PLBY Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	March 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$70,249	$13,430
Restricted cash	2,130	2,130
Receivables, net of allowance for doubtful accounts of $233 and $233, respectively	7,303	6,601
Inventories, net	17,310	11,788
Stock receivable	—	4,445
Prepaid expenses and other current assets	16,057	8,822
Total current assets	113,049	47,216
Property and equipment, net	8,093	5,203
Trademarks and trade name	331,475	336,655
Goodwill	19,235	504
Other intangible assets, net	11,514	2,377
Contract assets, net of current portion	6,641	7,159
Other noncurrent assets	12,741	13,013
Total assets	$502,748	$412,127
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,199	$8,678
Accrued salaries, wages, and employee benefits	2,649	4,870
Deferred revenues, current portion	20,085	11,159
Long-term debt, current portion	4,888	4,470
Convertible promissory notes	—	6,230
Other current liabilities and accrued expenses	18,720	18,556
Total current liabilities	57,541	53,963
Deferred revenues, net of current portion	34,329	43,792
Long-term debt, net of current portion	153,007	154,230
Deferred tax liabilities, net	74,897	74,909
Other noncurrent liabilities	4,077	2,422
Total liabilities	323,851	329,316
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.0001 par value per share, 150,000,000 shares authorized, 34,260,980 shares issued and 33,560,980 shares outstanding as of March 31, 2021; 20,626,249 shares issued and outstanding as of December 31,2020	3	2
Treasury stock, at cost, 700,000 shares and 0 shares as of March 31, 2021 and December 31, 2020	(4,445)	—
Additional paid-in capital	266,560	161,033
Accumulated deficit	(83,013)	(78,016)
Total stockholders’ equity	179,105	83,019
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$502,748	$412,127

EBITDA Reconciliation

This release presents the financial measure earnings before interest, taxes, depreciation and amortization, or “EBITDA”, and Adjusted EBITDA, which are not financial measures under the accounting principles generally accepted in the United States of America (“GAAP”). “EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by Company management. Adjusted EBITDA is intended as a supplemental measure of the Company’s performance that is neither required by, nor presented in accordance with, GAAP. The Company believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating EBITDA and Adjusted EBITDA, the Company may incur future expenses similar to those excluded when calculating these measures. In addition, the Company’s presentation of these measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

In addition to adjusting for non-cash stock-based compensation, the Company typically adjusts for nonoperating expenses and income, such as management fees paid to its largest shareholder, merger related bonus payments, non-recurring special projects including the implementation of internal controls and the expense associated with reorganization and severance resulting in the elimination or right-sizing of specific business activities or operations as the Company transforms from a print and digital media business to a commerce centric business. The Company also adjusts for nonrecurring and nonoperating expenses.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. Investors should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate the Company’s business.

The following table reconciles the Company’s net loss to EBITDA and Adjusted EBITDA:

GAAP Net Income to Adjusted EBITDA Reconciliation
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
	(in thousands)
Net loss	$(4,997)	$(2,409)
Adjusted for:
Interest expense	3,297	3,342
Provision for income taxes	(2,094)	1,576
Depreciation and amortization	728	641
EBITDA	(3,066)	3,150
Adjusted for:
Stock-based compensation	3,498	749
Reduction in force expenses	—	997
Nonrecurring items	6,040	1,615
Management fees and expenses	250	250
Nonoperating (income) expenses	—	59
Adjusted EBITDA	$6,722	$6,820